PURCHASE AND SALE AGREEMENT
                                BETWEEN
                        ACE WASTE SERVICES, INC.
                                  AND
                            WASTEMASTERS, INC.
                                  AND
                     ALL WASTE DISPOSAL SERVICE, INC.
                                  AND
                      AUTOMATED WASTE SOLUTIONS, INC.


                           DATED DECEMBER 13, 2000
                         EFFECTIVE NOVEMBER 13, 2000

















            CLOSING AGENDA FOR THE PURCHASE OF SUBSTANTIALLY ALL OF
                 THE ASSETS OF ALL WASTE DISPOSAL SERVICE, INC.

ASSETS PURCHASE AGREEMENT, with Exhibits and Attachments:

Exhibit A          Assets
Exhibit B-1        Customers, Contracts
Exhibit B-2        Excluded Assets
Exhibit C          Purchase Price Allocation (Post-Closing)
Exhibit D          Bill of Sale
Exhibit E          Assignment and Assumption Agreement
Exhibit F          Environmental Matters
Exhibit G          Consents
Exhibit H          Assumed Liabilities

Attachment 1     Service Contracts and Preferred Vendor Agreement(s)
Attachment 2     Receipt
Attachment 3     Pay-Off Letter (Post-Closing)
Attachment 4     Certificates of Titles for Vehicles
Attachment 5     Stock Certificate
Attachment 6     Assumed Liabilities
Attachment 7     Closing Statement













                           ASSET PURCHASE AGREEMENT

     THIS AGREEMENT, dated this 13th day of December, 2000, effective as of the 13th day of November, 2000, by and between WASTEMASTERS, INC. ("WasteMasters"), a Delaware corporation, with an office at 205 South Bickford Avenue, Oklahoma City, Oklahoma 73036, ALL WASTE DISPOSAL SERVICE, INC. ("All Waste"), a Pennsylvania corporation, with an office at 205 Eddystone Avenue, Eddystone, Pennsylvania 19022 and AUTOMATED WASTE SOLUTIONS, INC. ("Automated") a Pennsylvania corporation, with an office at 205 Eddystone, Avenue, Eddystone, Pennsylvania 19022 (all hereinafter collectively referred to as the "Seller"), and ACE WASTE SERVICES, INC. ("Ace"), a New Jersey corporation, with a business address at 8 Jeffrey Street, Chester, Pennsylvania 19013 (hereinafter referred to as the "Buyer").

     WHEREAS, All Waste operates a solid waste collection and disposal business in Pennsylvania (the "Business"); and

     WHEREAS, Automated is the beneficial holder of a Preferred Vendor Agreement, attached hereto and discussed in greater detail below, for solid waste collection and disposal in Pennsylvania and surrounding areas, all services required therein are performed by All Waste; and

     WHEREAS, All Waste owns all the issued and outstanding shares of stock of Automated; and

     WHEREAS, WasteMasters owns all the issued and outstanding shares of stock of All Waste; and

     WHEREAS, Seller desires to sell and Buyer desires to purchase from Seller all of Seller's rights, title and interest in and to certain of Seller's assets, customer lists, equipment, agreements and contract rights upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and intending to be legally bound, the parties agree as follows:

1.     SALE OF ASSETS, EQUIPMENT AND CUSTOMERS.

     (a) At the Closing, Seller shall sell and Buyer shall purchase, unless otherwise agreed to herein, free and clear of all liens, security interests, encumbrances and liabilities certain assets of Seller, including solid waste vehicles, equipment and containers as more specifically described in Exhibit A attached hereto and incorporated by reference herein.

     (b) At the Closing Seller shall sell and assign and Buyer shall purchase and assume, unless otherwise agreed to herein, free and clear of all liens, security interests, encumbrances and liabilities other than those of future performance, all contracts, preferred vendor agreement(s), customer lists, purchase orders, and accounts for solid waste collection and disposal of Seller, including customer files related to the Business which customers are more specifically described in Exhibit B-1 attached hereto and incorporated by reference herein together with all operating data, books, files, documents and records of Seller relating to the Business however recorded, stores, transcribed or reproduced whether by electronic means or otherwise and any goodwill related to the Business, including the use of the names/tradenames thereto. Seller shall retain all of the assets listed on Exhibit B-2. To the extent Seller has assets not listed on Exhibit A which are not specifically excluded under Exhibit B-2 and is an asset of Seller utilized in the Business, such asset shall be deemed sold to Buyer hereunder.

     (c) Other than as set forth herein in Exhibit H and attached hereto as Attachment 6, Buyer shall not assume any liabilities of Seller or the Business, whether known or unknown.

2.     PURCHASE PRICE.

     (a) In consideration of the sale and transfer set forth in Section 1 hereof, and other agreements set forth herein by Buyer and Seller, Buyer will, subject to the satisfaction of all conditions precedent contained herein, pay over to Seller consideration of:
Fifty One Percent (51%) of the issued and outstanding common stock of the Buyer, ACE WASTE SERVICES, INC. (the "Purchase Price").

     (b) The Purchase Price shall be allocated among the various assets being purchased, and restrictions, covenants and agreements as set forth in the attached Exhibit C attached hereto and incorporated by reference herein.

3.     WORKING CAPITAL LOAN.   WasteMasters agrees the closing of this
Agreement is expressly conditioned upon the receipt by Ace of Fifty Thousand Dollars ($50,000) working capital funds (the "Loan") for the transition contemplated herein, payable $25,000 on or before December 13, 2000 and $25,000 on or before December 20, 2000. The parties agree the Loan shall not bear interest and shall be re-paid only upon the approval of a majority of the Board of Directors of Ace.

4. DELIVERY. The closing for the sale and transfer of the assets and agreements as set forth herein (the "Closing") shall be held at the offices of Buyer on December 13, 2000, or such other place as may be mutually agreed upon by the Buyer and Seller (the "Closing Date").

5.     DELIVERIES AT CLOSING.
     (a) Seller hereby agrees to deliver to Buyer at the Closing the following:
          (i) A Bill of Sale covering all of the assets described herein of the Business to be sold, in substantially the form of Exhibit D, including certificates of title, if applicable.

          (ii)     An Assignment and Assumption Agreement substantially in
the form of Exhibit E along with all necessary third party      consents
with respect to the assignment of rights by Seller and assumption by Buyer of the obligations under the agreements being transferred hereunder, if any.

          (iii) Copies of all of Seller's contracts, customer lists, purchase orders, preferred vendor agreement(s), accounts and customer files for solid waste collection and disposal contract rights, if any, for the customers set forth on Exhibit B attached hereto which are to be sold, conveyed, transferred and delivered hereunder with such delivery to be made at Seller's place of business.

          (iv) Copies of Seller's personnel files for the employees of Seller, provided Seller has received a written consent of such employee and copies of Seller's maintenance records for the vehicles being sold or leased hereunder.

          (v) Such other good and sufficient instruments of conveyance and transfer in a form satisfactory to Buyer's counsel shall be effective to vest in Buyer good and marketable title to the agreements, contract rights and assets of Seller which are to be sold, conveyed, transferred and delivered hereunder, unless otherwise agreed, free and clear of all liens, pledges, security interests, leases, conditional sales agreements, liabilities, encumbrances or charges.

     (b) Buyer hereby agrees to deliver to Seller at the Closing the following:
          (i) An Assignment and Assumption Agreement substantially in the form of Exhibit E.

          (ii) A common stock certificate, representing exactly Fifty-One Percent (51%) of the issued and outstanding stock of Buyer, in the name of WasteMasters, Inc.

6.     SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

     (a) Seller's Representations and Warranties. Seller represents, covenants and warrants to Buyer as follows:

          (i) Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Pennsylvania and has full corporate power to enter into this Agreement and to carry out the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions.

          (iii) This Agreement and any other document, instrument or agreement executed or delivered at the Closing or in connection with this Agreement constitute legally binding obligations of Seller enforceable in accordance with their terms and conditions, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and any other document, instrument or agreement executed or delivered at the Closing or in connection with this Agreement and the performance by Seller thereunder will not conflict with, result in a breach of, or cause a default under any of the terms, conditions or provisions of any agreement or other restriction to which Seller or its assets is subject or will result in a violation of any applicable law, ordinance, regulation, permit, authorization or decree or order of any court or other governmental agency.

          (iv) Exhibit B-1 contains or will contain a true, correct and complete list of Seller's customers of the Business and the contracts with such customers, if any, constitute legally binding obligations of Seller enforceable in accordance with their terms. Each such contract has been entered into by an arms-length transaction, in the ordinary course of business and with no related party. The transactions contemplated hereby shall have no effect on the enforceability of any such contract and such contracts do not require any consent to assignment. Other than as set forth on Exhibit B-1, the Seller has not received any verbal or written notification of the termination of service for any of the commercial customers set forth on Exhibit B-1 and Seller has no knowledge of any threatened termination of service from the commercial customers set forth on Exhibit B-1. Seller is not obligated to deliver any customer's waste to a particular disposal facility.

          (v) The equipment and containers being sold hereunder are in substantially the same condition as when inspected by Buyer and such vehicles shall be as of the Closing in operating condition and not in need of major overhaul. The equipment and containers being sold hereunder were sufficient for Seller to properly service the customers and accounts set forth on Exhibit B attached hereto and are all of the assets of the Business.

          (vi) There are no liabilities of any type whatsoever which have been incurred by Seller that would have a material adverse effect on Buyer or Buyer's operation of the Business. The parties understand that Buyer shall not assume any liabilities of Seller except as set forth herein.
          (vii)     Hazardous Waste and Substances.

               (a) Except as set forth on Exhibit F, to the knowledge of Seller after due and diligent inquiry, the operations of the Seller and its use of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order, or notice requirement pertaining to the collection, transportation, storage, treatment, discharge, release, processing, handling, or disposal of substances that might pollute, contaminate, or be hazardous or toxic if present in the air, ground, or surface water, land or other parts of the environment or other wastes, including, without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time ("CERCLA") (including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and such regulations promulgated under CERCLA, (b) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), as amended from time to time ("RCRA") and such regulations promulgated under RCRA, and (c) any applicable federal, state, or local laws or regulations relating to the condition of the air, ground, or surface water, land or other parts of the environment, to the release or potential release of any substance into the air, ground or surface water, land, or other parts of the environment (collectively, the "Applicable Environmental Laws") and except as set forth in Exhibit F, none of the operations of Seller or the Business has ever been conducted nor have any of its assets been used in such a manner as to constitute a violation of any of the Applicable Environmental Laws that would have a material effect on the financial condition, assets, business, or property of the Business taken as a whole. Seller is not subject, with regard to any Applicable Environmental Law, to any continuing court or administrative order, writ, injunction or decree applicable to it or to its business, property or employees.

               (b) Except as set forth in Exhibit F, no written notice has been served on Seller from any person or government entity regarding any existing, pending investigation or inquiry nor, to the knowledge of Seller, are there any threatened investigations or inquiries related to (a) violations under any Applicable Environmental Laws, or (b) any claims for corrective action, remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws or (c) the designation of the Corporation as a potentially responsible party under the Applicable Environmental Laws.

          (viii) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or to Seller's knowledge threatened against Seller.

          (ix) Except as set forth on Exhibit G no consent or approval of, or notice to or other action by, any governmental body or agency or any other person or party is required in order to effectuate the sale and assignment of the assets, the customer contracts, and to complete this transaction.

          (x) Seller shall, as of the Closing Date, have good and marketable fee title, unless otherwise assumed and stipulated, to all of the assets and equipment to be transferred hereunder and not subject to existing mortgage, pledge, lien, security interests, conditional sale agreement, or other title retention agreement, lease, encumbrance, restriction, or charge whatsoever. Seller warrants and will defend the title to the assets and customer contracts hereby sold to Buyer, its successors and assigns, against the claims, demands and charges of all persons whomsoever.

          (xi) The representations and warranties set forth herein of the Seller and the Exhibits attached hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

          (xii) The representations and warranties set forth herein of the Seller and the Exhibits attached hereto and all documents, certificates and information delivered to Buyer in connection herewith do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

          (xiii) Seller represents, covenants and warrants to Buyer the Indemnification Agreement set forth in Paragraph 18(a) herein.

     (b) Seller's Covenants. Between the date hereof and the date of Closing, Seller will:

          (i) maintain and service all of its assets and contracts to be assigned hereunder in substantially the same manner as Seller has previously maintained and serviced such assets and contracts;

          (ii) take no action which would likely render the representations and warranties of Seller untrue or incorrect;

          (iii) carry on the Business in substantially the same manner as it has previously conducted the Business, including, without limitation, paying all taxes and expenses incurred in the ordinary course of the Business, not otherwise in dispute; and

          (iv) not transfer any asset of the Business with a value in excess of $1,000.00 without the prior written consent of Buyer.

7.     BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

     (a) Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

          (i) Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of New Jersey and has full corporate power to enter into this Agreement and to carry out the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action.

          (iii) This Agreement and any other document, instrument or agreement executed or delivered at Closing or in connection with this Agreement constitute legally binding obligations of Buyer enforceable in accordance with their terms and conditions subject to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and any other document, instrument or agreement executed or delivered at Closing or in connection with this Agreement and the performance by Buyer thereunder will not conflict with, result in a breach of, or cause a default under any charter or bylaw of Buyer or any of the terms, conditions or provisions of any agreement or other restriction to which Buyer or its assets is subject or will result in a violation of any applicable law, ordinance, regulation, permit, authorization or decree or order of any court or other governmental agency.

     (b) Buyer's Covenants. Buyer shall observe and faithfully perform the obligations of Seller accruing after the date of Closing pursuant to the terms and conditions of the contracts and agreements assigned to Buyer pursuant to the terms of this Agreement.

8. CONDITIONS TO BUYER'S CLOSING. All obligations of Buyer to close hereunder are subject to fulfillment or waiver by Buyer, prior to or on the date of Closing, of the following conditions:

     (a) All representations and warranties herein of Seller are true, complete and accurate in all material respects from and after the date hereof to and including the date of Closing.

     (b) Seller shall have complied in all material respects with all of its obligations hereunder, including the delivery to Buyer of all documents and instruments referenced hereof.

     (c) Seller and Buyer shall have received all necessary consents to the assignment of all Seller's contracts including any municipal contracts that may exist.

     (d) No law, rule, regulation, order, writ or judgment of any court, arbitrator or other agency of government or any agreement to which Buyer or an affiliate of Buyer is bound shall have prevented or prohibited or make less economic the consummation of the transactions contemplated hereby.

     (e) Seller Board of Directors has approved the consummation of the transactions set forth herein.

     (f) There has not been any material adverse change in the business, its operations, assets or financial condition or results of operations of the Seller.

9. CONDITIONS TO SELLER'S CLOSING. All obligations of Seller hereunder are subject to fulfillment or waiver by Seller, prior to or on the date of Closing, of the following conditions:

     (a) All representations, warranties, covenants and statements given by Buyer are true, complete and accurate in all material respects from and after the date hereof to and including the date of Closing.

     (b) Buyer shall have complied in all material respects with all of its obligations hereunder required to be performed prior to or at Closing.

     (c) No law, rule, regulation, order, writ or judgment of any court, arbitrator, or other agency of government shall have prevented or prohibited the consummation of the transactions contemplated hereby.

10. FAILURE OF THE CONDITIONS. In the event that either party fails to fulfill any of the conditions precedent to the transactions contemplated herein, the other party may declare this Agreement null and void. If, notwithstanding the prior sentence, a party hereto shall materially breach its representations or warranties or obligations hereunder, then the non-defaulting party, after affording the defaulting party a ten (10) day period after notice in which to cure such breach or default shall have the right to terminate this Agreement, and shall have the right to sue for damages and all reasonable out-of-pocket costs and expenses theretofore suffered and sustained by the terminating party.

11. RISK OF LOSS. Seller assumes the risk of loss, damage or destruction resulting from fire, theft or other casualty to the assets to be sold hereunder from the date hereof until the date of Closing. In the event of a material loss, destruction or damage due to fire or other casualty prior to Closing, Buyer shall have the option of going forward with this Agreement subject to the terms and conditions set forth herein without reduction in price provided that at the Closing Seller assigns or pays over to Buyer all insurance proceeds attributable to the loss or damage of such assets. Said option may be exercised, if at all, no later than ten (10) days after the event of loss or damage.

12. BULK SALES ACT INDEMNIFICATION. Seller agrees to defend, indemnify and hold harmless Buyer from and against any taxes or liabilities of Seller asserted against Buyer from Seller's failure to comply with all applicable bulk sales statutes.

13. INSPECTION BY BUYER. From the date hereof until the date of Closing, Seller shall make available to Buyer, its employees and designated agents, information concerning the Business, assets and equipment including but not limited to hauling and disposal contracts, disposal records and related applications, revenues, disposal expenses, inventory, ownership and condition of Seller's assets, equipment and proceedings and correspondence with an governmental authorities, and shall permit the examination of same at Seller's place of business only after business hours and on weekends.
If the transaction contemplated hereby does not close, Buyer shall return any copies of information obtained hereunder to Seller. Upon such circumstance, Buyer agrees to destroy all copies of all technical evaluations, studies, summaries or other reports resulting from or produced by Buyer, its employees or consultants in connection with the review and assessment of Buyer granted herein and Buyer shall provide Seller a written certification that such destruction has been completed. Seller shall also permit Buyer, its employees and designated agents to have access during normal business hours to Seller's place of business and properties to inspect the property, vehicles and equipment listed in Exhibit A. Neither the exercise nor failure to exercise any of Buyer's rights hereunder shall relieve Seller of any obligation, representation or warranty undertaken or make pursuant to this Agreement.

14.     CONFIDENTIALITY OF INFORMATION.

     (a) The parties agree that all information with respect to the operation of the respective businesses of Buyer and Seller to which each may be given access or otherwise becomes aware after the date of execution hereof (regardless of whether the transactions set forth herein are consummated) is of a confidential and proprietary nature and except for the communications described herein, shall not be disclosed by either party to any other party on or before the date of Closing without extracting from the individual or entity to whom such disclosure is intended to be made an agreement to keep such information confidential in accordance with this Agreement. The parties further agree that any remedy at law might be inadequate to compensate for the release of any such information and agree that injunctive or other equitable relief would be appropriate in the event of any breach or threatened breach of this section, in addition to other remedies, whether at law or in equity. If the transactions contemplated herein are not consummated for any reason whatsoever, Buyer shall refrain from using or disclosing, directly or indirectly, information Seller provides Buyer provided that this provision shall not be construed as a covenant not to compete by Buyer or Seller.

     (b) The confidentiality provisions of this Section 14 shall not apply to information in which:

          (i) is or becomes available to the public other than through an unauthorized disclosure by the parties to whom such confidentiality information is entrusted (the "Obligor");

          (ii) is lawfully obtained by the Obligor from a source other than the party supplying the confidential information, free of any obligation to keep it confidential;

          (iii) is previously known to the Obligor without an obligation to keep it confidential;

          (iv) is independently developed by or on behalf of the Obligor without reference to the confidential information; or

           (v)     is required by law to be disclosed.

15. PUBLICITY. Prior to the date of Closing the parties agree to keep this Agreement and its contents confidential and not to disclose the Agreement or the contents hereof to any third party (except attorneys, consultants, accountants, lenders, financing sources or customers for whom a consent is required to assign their service contract) without the prior written consent of the other party, except that either party may make such disclosures with respect to such information that at the time of the intended disclosure are excepted from confidentiality provisions pursuant to Section 14.

16. EXCLUSIVITY. The Seller will not further solicit or respond to outstanding offers, from any person relating to the acquisition of all or substantially all of the capital stock of Seller or all or substantially all of the assets of the Seller (including any acquisition structured as a merger, consolidation or share exchange).

17. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties of Seller shall survive the date of Closing and shall be deemed to have been relied upon by the Buyer (subject to any applicable statute of limitations). The covenants and agreements of the parties shall remain in effect in accordance with and subject to this Agreement until fulfilled by the applicable party. All of the representations, warranties and covenants of the Buyer contained in this Agreement shall survive the Closing Date and continue in full force and effect thereafter (subject to any applicable statutes of limitations).

18.     INDEMNIFICATION.

     (a) Indemnification by Seller. Seller agrees that it will indemnify, defend, protect and hold harmless Buyer, its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, successors and assigns at all times from and after the date of this Agreement from and against all liabilities, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, losses, costs and expenses whatsoever (including specifically, and without limitation, court costs, reasonable attorney's fees and expenses and expenses of investigation( ("Losses") whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at or after the date of this Agreement, incurred as a result of or incident to: (i) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by Seller (including, without limitation, those relating to Seller's environmental compliance), set forth herein or in the Exhibits attached hereto or delivered pursuant hereto; (ii) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Seller made in this Agreement; (iii) the imposition upon Buyer of any liability or obligation of Seller resulting from one or more pending or threatened lawsuits, legal or regulatory proceedings, investigations or judgments; and (iv) any event or circumstance arising prior to the Closing.

     (b) Indemnification by Buyer. Buyer agrees that they will indemnify, defend (as to third party claims only), protect and hold harmless Seller at all times from and after the closing Date from and against all Losses, whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, incurred by Seller or Parent as a result of or incident to: (i) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties set forth herein, or in the Schedules or certificates attached hereto or delivered pursuant hereto by Buyer; (ii) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Buyer made in this Agreement; and (iii) any claim arising in connection with the operation of the Business after Closing.

     (c) Indemnification Procedures. With regard to Losses hereunder arising out of claims, actions or proceedings brought by third parties, the indemnification procedure shall be as follows:

          (i) Upon receipt by a party of notice of a claim, action or proceeding by a third party, if a claim is to be made with regard thereto, such party shall be given written notice (the "Notice") to the indemnifying party within three (3) business days thereafter specifying, in detail, the basis for the claim. Failure to give the Notice shall not affect the right of a party to indemnification hereunder except to the extent the indemnifying party can demonstrate actual prejudice caused by such failure.

          (ii) The indemnifying party shall have the right, at its option, to elect to settle, compromise or defend, but its own counsel and at its own expense, any claim, action or proceeding brought by a third party. If the indemnifying party advises the indemnified party that it will not contest such a claim, action or proceeding or fails to give written notice to the indemnified party within three (3) business days after receipt of any Notice of its election to settle, compromise or defend such claim, action or proceeding, then the indemnified party may, at its option, defend such claim, action or proceeding at the cost of the indemnifying party unless and until the indemnifying party gives notice to the indemnified party of its election to do so; provided, however, that in such case the indemnified party shall provide the indemnifying party with such information concerning such claim, action or proceeding as the indemnifying party may reasonably request from time to time and may not settle such claim, action or proceeding without the indemnifying party's consent.

          (iii) The indemnified party shall cooperate fully with the indemnifying party and its counsel in the settlement or compromise of or the defense against such claim, action or proceeding, and shall furnish to the indemnifying party all information reasonably available to the indemnifying party which relates to such claim, action or proceeding. If the indemnifying party elects to defend any such claim, action or proceeding, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.

     (d) In the event of an indemnification payment being made as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to which the indemnification claim has been made.

19.     ADDITIONAL AGREEMENTS OF THE PARTIES.

     (a)     Seller shall provide assistance to Buyer for a period of sixty
(60) days after Closing in order to transition the business from Seller to Buyer with such transitional assistance to include, without limitations, operations, service issues, routing conversion, customer information and the compilation of all customer account information, and assistance with truck routing conversion. If during such transitional assistance period, Buyer requests that Seller drive a truck or perform mechanical duties, Buyer shall pay Seller a rate for such service equivalent to the rate paid other drivers or mechanics of Buyer.

     (b) From and after the date of Closing, upon the reasonable request of the Buyer or Seller, the other party shall execute, acknowledge and deliver all such further documents as may be required to convey and transfer to and vest in the Buyer and protect its right, title and interest in all of the assets being purchased or transferred hereunder and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

     (c) All federal, state and local sales, and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the assets in accordance herewith shall be borne by the parties as is imposed by law.

     (d) The parties hereto will pay all expenses incurred by them in connection with the negotiation, evaluation and performance of this Agreement, whether or not the transaction contemplated hereby is consummated, including fees and expenses of their counsel and auditors.

     (e) After the Closing, Seller shall cooperate with Buyer in notifying the customers listed on Exhibit B that the customer contracts have been assigned by Seller to Buyer; provided without Seller's permission, Buyer shall not notify such customers during the revenue period set forth in Exhibit B-1.

20. BROKERAGE. The parties agree that they have entered into this Agreement without the benefit or assistance of any brokers, and each party agrees to indemnify, defend and hold the other harmless from any and all Losses (as defined in Section 18 hereof) arising out of any claim by any person or entity that such person or entity acted as or was retained by the indemnifying party as a finder or broker with respect to the sale of the assets described herein.

21. AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the parties hereto.

22. PRIOR AGREEMENTS SUPERSEDED. This Agreement, the Exhibits and Attachments hereto and all other agreements executed in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any other prior agreements and undertakings with respect to the matters covered hereby. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein.

23. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given if sent by certified mail, return receipt requested, overnight express delivery service, telegram, telex or telecopy, with all postage or other charges of conveyance prepaid to the parties at their respective addresses indicated below (or any superseding address specified by proper notice) and shall be effective upon the earlier of the second day (excluding weekends and federal holidays) after the proper sending thereof or the actual receipt thereof.

     Buyer:  Ace Waste Services, Inc.
             PO Box 845
             Chester, PA 19016
             Attn: Michael McCardle

     Seller: WasteMasters, Inc.
             205 South Bickford Avenue
             Oklahoma City, OK 73036

             Automated Waste Solutions, Inc.
             205 Eddystone Avenue
             Eddystone, PA 19022

             All Waste Disposal Service, Inc.
             205 Eddystone Avenue
             Eddystone, PA 19022

     Copy to: Robert Mottern, Esq.
             Mottern Fisher & Goldman, P.C.
             1900 Century Place, NE
             Atlanta, Georgia 30345

24. SEVERABILITY. The paragraphs of this Agreement re severable. In the event that any paragraph or portion of this Agreement is declared illegal or unenforceable, the remainder of this Agreement shall be binding and effective on the parties.

25. NOTICE OF CLAIMS OR LITIGATION. Each party agrees to give each other party prompt written notice of any litigation, action, proceeding or claim threatened or instituted against such party which could provide the basis for a claim for indemnification as set forth above.

26. WAIVER. The failure of either party to seek redress for violation of or to insist upon strict performance of any covenant or condition of this Agreement shall not be considered a waiver, nor shall it deprive that party of the right thereafter to insist upon strict adherence to that or any other term of this Agreement.

27. ASSIGNMENT. This Agreement may not be assigned by either party hereto without the express written consent of the non-assigning party.

28. AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective permitted successors and permitted assigns.

29. SEPARATE COUNTERPARTS. This Agreement may be executed in separate counterparts which shall collectively and separately be considered one and the same Agreement. No party shall be bound by this Agreement until all parties have executed it.

30. GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the state of Pennsylvania.

31. REMEDIES AND RIGHTS NOT EXCLUSIVE. Except as otherwise set forth herein, no remedies or rights herein conferred upon or presented to Seller or Buyer are intended to be exclusive of any remedy or right provided by law, but each shall be cumulative and shall be in addition to every other remedy or right given hereunder or now or hereafter existing at law or in equity or by statute.

WITNESS the following signatures.

ACE WASTE SERVICES, INC.               WITNESS:
By:                                   By:
Name:                                   Name:
Title:

ALL WASTE DISPOSAL SERVICE, INC.          WITNESS:
By:                                   By:
Name:                                   Name:
Title:

WASTEMASTERS, INC.                    WITNESS:
By:                                   By:
Name:                                   Name:
Title:

AUTOMATED WASTE SOLUTIONS, INC.     WITNESS:
By:                                   By:
Name:                                   Name:
Title:





                                   LIST OF EXHIBITS

Exhibit A          Assets to be purchased and sold
Exhibit B-1        Customers and Contracts of Seller
Exhibit B-2        Excluded Assets
Exhibit C          Purchase Price Allocation
Exhibit D          Bill of Sale
Exhibit E          Assignment and Assumption Agreement
Exhibit F          Environmental Matters
Exhibit G          Consents
Exhibit H          Assumed Liabilities



                            EXHIBIT A

                           ASSETS LIST

Trucks/Trailers:

Year:   Make:      Model:      Vin:      Finance Co.:      Pay-Off:
2000    Volvo      Roll-off   869825         Volvo          Leased
2000    Volvo      Roll-off   868658         Volvo          Leased
1998    Western Star Roll-off 949918     Western Star       $75,353
1988    Mack       Front-end  001525        No Lien         No Lien
1987    Autocar    Roll-off   302436        No Lien         No Lien
1995    Fabrex     Walk Floor  53635        No Lien         No Lien
1993    GMC        Pick-up    564020        No Lien         No Lien

Containers/Compactors:

1-35yard    Self Contained Comp.
1-30yard    Self Contained Comp.
1-20yard    Self Contained Comp.
1-3yard     300HD Stationary Comp.
5-20yard    Upright Contained
18-40yard   Stationary Comp.
5-40yard    Receiver Cans
10-12yard   Roll-off Containers
2-15yard    Roll-off Containers
32-20yard   Roll-off Containers
43-30yard   Roll-off Containers
33-40yard   Roll-off Containers

The above Containers/Compactors are subject to adjustment hereinafter as agreed to by the parties.

Equipment/Inventory:

Truck Wash
Truck parts and supplies
(4) Oil Tanks w/ pumps
(20) Lucent Phone System
(2) Air Compressors
Hose Machine
Stick and Meg Welders
Paint w/ supplies
Tire Rack w/ tires
Efficiency garage Kitchen
(3) Computers
(2) Printers
(1) Server
Office furniture and Equipment
Self contained R/O container (yd trash)
Power Unit for testing Compactors





                                  EXHIBIT B-1
                             CUSTOMERS AND CONTRACTS


Advanced Hydraulics           Jet Plastica            Tabor Acoustical
Alliance Management           Joe DeLuca              Teber Contruction
American Building
Contractors                   Jordan Enterprises      Tony Depaul & Son
American Family Market        Joseph McKie            Torypete Mgmt., Inc.
Angkor International Travel   Kieran Cole Construction   Trans American
Antoine Gardner               LaFrance Corporation    Triple A Roofing
Automated Waste, Inc.         Lam Auto                US Realty Corp.
Aziza Jones                   Lawrence Agostino       Wade Crane
BAT construction              Leslie Hall             Walnut Contruction
Barbara Norwood               Lovett's Landscaping    Waynemore Assoc.
Campanella Construction       McDonalds Auto          White & Sons Contr.
Cassidy And Son Construction  Metro Iron & Metal      Veterans Hospital
Cedar Thriftway, Inc.         Michael Onyiak            (Del./Phil.)
Central Jersey Wrecking       Miraldi Renovation
Charles Salidino              Mr. Tillman
Christian Brothers            Multi Trade General Contracting
D. English                    Murphy Quigley, Co., Inc.
Dan Fogarty                   Myers Group world Wide
Daniel Jackson                Nations Waste, Inc.
David Klinger                 Oakleaf Waste Management
Diversified Community
Services                      Ortlieb's Brewery
Divine Developers             Patrick O'Neill
Dr. Layton Perrin             Pepsi-Cola
Eagle Interiors               Philtuna Packing Corp.
East Coast Wrecking           Rahman Ali
El Tipico Restaurant          Randy Pierce
Emily Lumber                  Red Bell Brewery
Excel Conveyor Concepts       Remodel Carpentry
Foxbilt Construction          Richard Smith Demo Man
Frederick P. Oranato, Inc.    Ronald Mosely
GB Technologies               SBF Communications
Gallo Masonary, LLC           Scarlett Contracting
Gavco Painting, LLC           Shamona Creek Builders
George Jones                  Sheryl Britton
Gerard Loughran               Shields Contracting
Glenn Anson                   Shorter Construction
H&J Contracting               Signature Construction
Hopes Country Fresh Cookies   Society Contractors
JA Smith Construction         Spring Pak Associates
JJ DeLuca Company, Inc.       Stan Blitz
J Russell Simeone             Steph-Sin, Inc.



                                   EXHIBIT B-2
                                  EXCLUDED ASSETS

All receivables and notes payable prior to this Agreements Effective Date.





                                       EXHIBIT C
                               PURCHASE PRICE ALLOCATION


ALL WASTE:

AUTOMATED:





                                         EXHIBIT D
                                        BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS, that pursuant to that certain Asset Purchase Agreement dated the 13th day of December, 2000 (the "Asset Purchase Agreement"), WASTEMASTERS, INC., a Delaware corporation, AUTOMATED WASTE SOLUTIONS, INC., a Pennsylvania corporation, and ALL WASTE DISPOSAL SERVICE, INC., a Pennsylvania corporation (all hereinafter collectively the "Seller"), for and in consideration of the Purchase Price stated in the Asset Purchase Agreement by Seller and ACE WASTE SERVICES, INC., a New Jersey corporation (hereinafter the "Buyer"), at or before the sealing and delivery of these presents, the receipt of which is hereby acknowledged, has granted, bargained, sold, released and confirmed and by these presents does grant, bargain, sell, release and confirm unto the Buyer, its successors and assigns, all the personal property as more specifically described in Exhibit A of the Asset Purchase Agreement (the "Property"), TO HAVE AND TO HOLD the Property.

     AND the Seller, for itself, its successors and assigns, hereby covenants that it is the lawful owner of the Property, and that it shall and will and forever defend by these presents the same and every part thereof unto the Buyer, its successors and assigns, from and against all persons whomsoever.

     THE FOREGOING DESCRIBED ASSETS, PROPERTIES AND RIGHTS ARE SOLD, ASSIGNED AND TRANSFERRED TO BUYER WITH THE WARRANTIES AND REPRESENTATIONS AS SPECIFICALLY SET FORTH IN THE ASSET PURCHASE AGREEMENT.

     WITNESS the due execution and sealing hereof the 13th day of December, 2000.

WITNESS:                    ALL WASTE DISPOSAL SERVICE, INC.
By:                         By:
Name:
                            Title:

WITNESS:                    AUTOMATED WASTE SOLUTIONS, INC.
By:                         By:
Name:
                            Title:

WITNESS:                    WASTEMASTERS, INC.
By:                         By:
Name:
                            Title:




                                    EXHIBIT E
                         ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS AGREEMENT, made and entered into the 13th day of December, 2000, by and between WASTEMASTERS, INC., a Delaware corporation, AUTOMATED WASTE SOLUTIONS, INC., a Pennsylvania corporation, and ALL WASTE DISPOSAL SERVICE, INC., a Pennsylvania corporation (all hereinafter collectively referred to as "Seller") and ACE WASTE SERVICE, INC., a New Jersey corporation (hereinafter referred to as "Buyer").

     WHEREAS, Buyer and Seller have entered into a certain Asset Purchase Agreement, dated the 13th day of December, 2000 (the "Asset Purchase Agreement"), whereby Seller agreed to sell, assign and transfer to Buyer the agreements as more particularly described in Exhibit B-1 to the Asset Purchase Agreement which are incorporated herein by reference thereto (the "Agreements"); and

     WHEREAS, pursuant to the Asset Purchase Agreement, seller is to assign and transfer to Buyer all of Seller's rights, titles and interest in and to the Agreements and Buyer is to assume all of Seller's duties and obligations under the Agreements; and

     WHEREAS, pursuant to the Asset Purchase Agreement, seller is to assign and transfer to Buyer all of Seller's rights, titles and interest in and to three (3) financed/leased roll-off trucks (the "Notes"), as identified more particularly in Exhibit A as attached hereto as Exhibit I and Buyer is to assume all of Seller's duties and obligations under the Notes; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Seller hereby assigns and transfers to Buyer all of its rights, title and interest in and to the Agreements and the Notes.

     2. Buyer hereby assumes all duties, obligations and liabilities of Seller relating to future performance under the Agreements and the Loans and agrees to discharge and perform such duties, obligations and liabilities.

     IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been executed as of the date and year first above written.

WITNESS:                    ACE WASTE SERVICES, INC.
By:_____________________     By:
Name:
                             Title:

WITNESS:                    ALL WASTE DISPOSAL SERVICE, INC.
By:_____________________     By:
                              Name:
                              Title:

WITNESS:                    AUTOMATED WASTE SOLUTIONS, INC.
By:_____________________     By:
Name:
                             Title:

WITNESS:                    WASTEMASTERS, INC.
By:_____________________      By:
                              Name:
                              Title:



                                 EXHIBIT F

                            ENVIRONMENTAL MATTERS

None



                                  EXHIBIT G

                                  CONSENTS

Automated Waste, Inc., as per the Preferred Vendor Agreement

VA Hospitals (Del./Phil.), as per Assignment and Novation Agreement




                                  EXHIBIT H

                             ASSUMED LIABILITIES

1.      2000 Volvo Roll-off, VIN 4V5JC2GF7YN869825

2.      2000 Volvo Roll-off, VIN 4V5JC2GG8YN868658

3.      1998 Western Star Roll-off, VIN 2WLNCC2F3WK949918




                               LIST OF ATTACHMENTS

Attachment 1          Service Contracts and Preferred Vendor Agreement
Attachment 2          Receipt
Attachment 3          Pay-Off Letter (Post-Closing)
Attachment 4          Certificates of Titles for Vehicles
Attachment 5          Stock Certificate
Attachment 6          Assumed Liabilities
Attachment 7          Closing Statement


                                    ATTACHMENT 1
TO BE ATTACHED SERVICE CONTRACTS/PREFERRED VENDOR AGREEMENT AND CONSENTS:

1.     VA Hospital-Philadelphia, pursuant to Assignment Novation Agreement
2.     VA Hospital-Delaware, pursuant to Assignment Novation Agreement
3.     Automated Waste, Inc., pursuant to Preferred Vendor Agreement




                                     ATTACHMENT 2

TO BE ATTACHED RECEIPT:

1.     Receipt for common stock certificate in ACE WASTE SERVICES, INC.

RECEIPT

     The undersigned hereby acknowledges receipt of the common stock certificate representing Fifty-One Percent (51%) ownership of ACE WASTE SERVICES, INC. as the Purchase Price due and owing at Closing pursuant to the terms of the Asset Purchase Agreement, dated the 13th day of December, 2000.

                         WASTEMASTERS, INC.

                         By:_________________________________
                         Printed Name:________________________
                         Title:_______________________________


Dated: ____ day of ___________, 2000



                                ATTACHMENT 3

TO BE ATTACHED PAY OFF LETTER (POST-CLOSING):

1.        1998 Western Star Roll-off, VIN 2WLNCC2F3WK949918



                               ATTACHMENT 4

TO BE ATTACHED CERTIFICATES OF TITLES FOR VEHICLES:

1.      1988      Mack    Front-end Truck     VIN: 1M2K144C7JM001525
2.      1987      Autocar Roll-off Truck      VIN: 1WBUCCJE8HU302436
3.      1995      Fabrex  Walking Floor       VIN: 2A9SWF8B6RTO53635
4.      1993      GMC     Lift-gate Pick-up   VIN: 1GTGC24K4PE564020




                                  ATTACHMENT 5

TO BE ATTACHED STOCK CERTIFICATE (Copy):

1. ACE WASTE SERVICES, INC. common stock certificate, in the name of WASTEMASTERS, INC., representing Fifty-One Percent (51%) of issued and outstanding shares as of the date of delivery pursuant to this Agreement.




                                  ATTACHMENT 6

TO BE ATTACHED ASSUMED LIABILITIES:

1.      Lease Agreement: 2000 Volvo, Roll-Off, VIN: 4V5JC2GGSYN868658
2.      Lease Agreement: 2000 Volvo Roll-Off, VIN: 4V5JC2GF7YN869825
3.      Sales Agreement: 1998 Western Star Roll-Off, VIN: 2WLNCC2F3WK949918



                                   ATTACHMENT 7

TO BE ATTACHED CLOSING STATEMENT:



CLOSING STATEMENT

Seller:          ALL WASTE DISPOSAL SERVICE, INC.

Buyer:          ACE WASTE SERVICES, INC.

Date of Closing:     December 13, 2000

Effective as of:     November 13, 2000

Place of Closing:     Law Offices of Joseph DiTomo, Esq
                  1026 Winter Street, Suite 100
                  Philadelphia, PA 19107-1808

Purchase price pursuant to Asset Purchase Agreement, dated the 13th day of December, 2000:

1.     Hard Assets        $ _____________

2.     Good Will          $ _____________          $ ________________

APPROVED AND ACCEPTED ON THIS 13TH DAY OF DECEMBER, 2000
SELLER:

WASTEMASTERS, INC.
          By:
          Name:
          Title:

AUTOMATED WASTE SOLUTION, INC.
          By:
          Name:
          Title:

ALL WASTE DISPOSAL SERVICE, INC.
          By:
          Name:
          Title:

BUYER:
ACE WASTE SERVICES, INC.
          By:
          Name:
          Title: